Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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CA HEALTHCARE ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [·] [·], 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/cahcspac/2021**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 3.

Proposal No. 1 – The Merger Proposal – to consider and approve the merger of LumiraDx Merger Sub, Inc. ("Merger Sub"), a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx Limited ("LumiraDx"), with and into CAH, with CAH being the surviving corporation in the merger ("Merger"), pursuant to the Agreement and Plan of Merger, dated as of April 6, 2021, as amended pursuant to amendments to the merger agreement, dated August 19, 2021 and August 27, 2021, (collectively, the "Merger Agreement") by and among LumiraDx, Merger Sub and CAH.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 – The Charter Proposals – to consider and approve the following material differences between the constitutional documents of LumiraDx that will be in effect upon the closing of the Merger and CAH's current certificate of incorporation:

FOR ☐ AGAINST ☐ ABSTAIN ☐

The name of the new public entity will be "LumiraDx Limited" as opposed to "CA Healthcare Acquisition Corp."

The authorized share capital of the new public entity will be US$10,290 divided into, assuming completion of the Merger Subdivision, (1) 1,769,292,966 LMDX ordinary shares with a par value (to seven decimal places) of $0.0000028 per LMDX ordinary share, (2) 1,769,292,966 LMDX common shares with a par value (to seven decimal places) of $0.0000028 per LMDX common share and (3) undesignated shares of such class or classes (however designated) as the board of directors of LumiraDx may determine, as opposed to CAH having 110,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock.

The new public entity has two classes of shares, being the LMDX common shares and the LMDX ordinary shares, such that each holder of LMDX common shares will be entitled to one vote on any proposed shareholder resolution for each such share and each holder of LMDX ordinary shares will be entitled to ten votes on any proposed shareholder resolution for each such share.

The new public entity shall have two classes of directors, other than the LMDX Founder Directors, serving staggered terms with the terms of the Class I and Class II directors expiring at the annual general meeting of shareholders to be held in 2022 and 2023, respectively, and each term expiring two years thereafter, in each case.

The new public entity's constitutional documents will not include the various provisions applicable only to special purpose acquisition corporations that CAH's amended and restated certificate of incorporation contains (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

Proposal No. 3 – to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if CAH has not received sufficient votes at the special meeting to enable it to consummate the business combination contemplated by the Merger Agreement.

FOR ☐ AGAINST ☐ ABSTAIN ☐

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR COMMON STOCK WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE.

CONTROL NUMBER

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Signature____________________ **Signature, if held jointly**____________________ **Date**__________ **2021.**

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [ • ]: The notice of the Special Meeting and the accompanying Proxy Statement/Consent Solicitation Statement/Prospectus are available at: https://www.cstproxy.com/cahcspac/2021 Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Proxy Statement/Consent Solicitation/Prospectus. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY CA HEALTHCARE ACQUISITION CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING TO BE HELD ON [ • ] The undersigned appoints [•] as proxy, with the full power to act and the power to appoint a substitute, and hereby authorizes such person to represent and to vote, as designated below, all common stock of CA Healthcare Acquisition Corp., a Delaware corporation (“CAH”), which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on [•], 2021 at [•] a.m. Eastern, virtually at https://www.cstproxy.com/cahcspac/2021, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse sign hereof and in the proxy’s discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in this Proxy. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO SPECIFIC DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued, and to be marked, dated and signed, on the other side)